Exhibit 99.1

Enhabit Reports First Quarter 2024 Financial Results
Company to host a conference call tomorrow, May 9, 2024, at 10 a.m. EDT
DALLAS, TX – May 8, 2024 – Enhabit, Inc. (NYSE: EHAB), a leading home health and hospice care provider, today reported its results of operations for the first quarter ended March 31, 2024.
“Our momentum exiting 2023 and through the first quarter of 2024 instills confidence and excitement in our strategy and team,” said Enhabit’s President and Chief Executive Officer Barb Jacobsmeyer. “Our strong start to 2024 is a result of our team’s continued focus on our operational strategies. Additional frontline clinicians, more and better home health payor contracts and controlling general and administrative expenses were the key drivers of our performance in the first quarter and resulted in sustained consolidated Adjusted EBITDA of $25.3 million in both the first quarter of 2024 and 2023. We are confident we are taking the right steps to drive future growth.”

QUARTERLY PERFORMANCE - CONSOLIDATED
•Net service revenue of $262.4 million
•Net income attributable to Enhabit, Inc. of $0.2 million
•Adjusted EBITDA of $25.3 million
•Earnings per share of $0.01
•Adjusted earnings per share of $0.07
RECENT COMPANY HIGHLIGHTS
•Strong growth in home health Medicare Advantage admissions with non-Medicare admissions up 25.2%, driving total admission growth of 5.3% year over year
◦38% of non-Medicare visits are now in payor innovation contracts at improved rates
•Continued recruiting success adding 151 net new full-time nursing hires in the first quarter
•30-day hospitalization readmission rate in home health is 20.5% better than the national average
•5.6% sequential growth in hospice admissions
•53.2% better than the national average for hospice patient visits in last days of life
•General and administrative expense declined year over year
•Opened two hospice de novo locations in Texas in March

FINANCIAL RESULTS
Consolidated

($ in millions, except per share data)	Q1				'24 vs. '23
	2024		2023
Home health net service revenue	$213.2		$215.8		(1.2)%
Hospice net service revenue	49.2		49.3		(0.2)%
Total net service revenue	$262.4		$265.1		(1.0)%
	% of revenue		% of revenue
Cost of service	51.1%	$134.2	50.0%	$132.6	1.2%
Gross margin	48.9%	128.2	50.0%	132.5	(3.2)%
General and administrative expenses	38.9%	102.2	40.2%	106.7	(4.2)%
Total operating expenses	90.1%	$236.4	90.3%	$239.3	(1.2)%
Net income attributable to noncontrolling interests	(0.7)		(0.5)
Adjusted EBITDA	$25.3		$25.3		—%
Adjusted EBITDA margin	9.6%		9.5%
Net income attributable to Enhabit, Inc.	$0.2		$2.7		(92.6)%
Reported diluted EPS	$0.01		$0.05		(80.0)%
Adjusted EPS	$0.07		$0.09		(22.2)%
The strategy to increase admissions in payor innovation contracts lessened the impact of mix shift contributing to sustained consolidated Adjusted EBITDA of $25.3 million in both periods presented. The shift to more non-Medicare admissions in home health impacted consolidated revenue and Adjusted EBITDA by approximately $6 million partially offset by approximately $4 million in pricing improvement.

SEGMENT RESULTS
Home Health

($ in millions)	Q1		'24 vs. '23
	2024	2023
Net service revenue:
Medicare	128.3	146.0	(12.1)%
Non-Medicare	82.6	67.1	23.1%
Private duty(1)	2.3	2.7	(14.8)%
Home health net service revenue	213.2	215.8	(1.2)%
Cost of service	109.9	108.2	1.6%
Gross margin	48.5%	49.9%
General and administrative expenses	59.5	62.9	(5.4)%
Net income attributable to noncontrolling interests	0.6	0.4	50.0%
Adjusted EBITDA	$43.2	$44.3	(2.5)%
% Adj. EBITDA margin	20.3%	20.5%
Operational metrics (actual amounts)
Medicare:
Admissions	25,944	29,285	(11.4)%
Recertifications	17,652	19,938	(11.5)%
Completed episodes	43,171	49,231	(12.3)%
Visits	632,047	723,399	(12.6)%
Visits per episode	14.6	14.7	(0.7)%
Revenue per episode	$2,972	$2,966	0.2%
Non-Medicare:
Admissions	30,881	24,658	25.2%
Recertifications	13,489	11,840	13.9%
Visits	571,289	482,301	18.5%
Total:
Admissions	56,825	53,943	5.3%
Same-store total admissions growth			5.0%
Recertifications	31,141	31,778	(2.0)%
Same-store total recertifications growth			(2.4)%
Visits	1,203,336	1,205,700	(0.2)%
Cost per visit	$90	$88	2.3%
(1)    Private duty represents long-term comprehensive hourly nursing medical care.
Revenue declined year over year primarily due to the payor mix shift to more non-Medicare admissions (approximately $6 million) partially offset by improved pricing (approximately $4 million).
Adjusted EBITDA decreased year over year primarily due to the payor mix shift to more non-Medicare admissions and increased cost of service, offset by a reduction in general and administrative expenses. Cost per visit increased 2.3% year over year primarily due to merit and market rate increases. General and administrative expenses declined year over year primarily due to a new organizational structure implemented in the first quarter of 2023 to align the Company’s sales and operations teams.

Hospice

($ in millions)	Q1		'24 vs. '23
	2024	2023
Net service revenue	$49.2	$49.3	(0.2)%
Cost of service	24.3	24.4	(0.4)%
Gross margin	50.6%	50.5%
General and administrative expenses	15.7	16.3	(3.7)%
Net income attributable to noncontrolling interests	0.1	0.1	—%
Adjusted EBITDA	$9.1	$8.5	7.1%
% Adj. EBITDA margin	18.5%	17.2%
Operational metrics (actual amounts)
Total admissions	3,032	3,122	(2.9)%
Same-store total admissions growth			(5.1)%
Patient days	308,542	317,027	(2.7)%
Discharged average length of stay	104	114	(8.8)%
Average daily census	3,391	3,523	(3.7)%
Revenue per patient day	$159	$156	1.9%
Cost per patient day	$79	$77	2.6%
Net service revenue decreased year over year as increased Medicare reimbursement rates were offset by a decrease in patient days.
Adjusted EBITDA increased year over year primarily due to a decrease in general and administrative expenses. Cost per day increased 2.6% year over year primarily due to a decrease in patient days. General and administrative expenses declined year over year primarily due to the restructuring of hospice back office staffing in the third quarter of 2023.
GUIDANCE
The Company reaffirmed its full-year 2024 guidance as follows:

($ in millions, except per share data)	2024 Guidance
Net service revenue	$1,076 to $1,102
Adjusted EBITDA	$98 to $110
Adjusted EPS	$0.12 to $0.43
For additional considerations regarding the Company’s 2024 guidance ranges, see the supplemental information posted on the Company’s website at http://investors.ehab.com.
CONFERENCE CALL INFORMATION
The Company will host an investor conference call at 10 a.m. EDT on May 9, 2024, to discuss its results for the first quarter of 2024. To access the live call by phone, dial toll-free (888) 660-6150 or international (929) 203-0843; the conference ID is 5248158. A simultaneous webcast of the call, along with supplemental information, may be accessed by visiting https://events.q4inc.com/attendee/834974223. Following the call, a replay will be available on the Company’s website at http://investors.ehab.com.

ABOUT ENHABIT HOME HEALTH & HOSPICE
Enhabit Home Health & Hospice (Enhabit, Inc.) is a leading national home health and hospice provider working to expand what's possible for patient care in the home. Enhabit’s team of clinicians supports patients and their families where they are most comfortable, with a nationwide footprint spanning 255 home health locations and 112 hospice locations across 34 states. Enhabit leverages advanced technology and compassionate teams to deliver extraordinary patient care. For more information, visit ehab.com.
OTHER INFORMATION
Note regarding presentation and reconciliation of non-GAAP financial measures
The financial data contained in this press release and supplemental information includes non-GAAP (generally accepted accounting principles (GAAP)) financial measures as defined in Regulation G under the Securities Exchange Act of 1934, including Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EPS, and Adjusted free cash flow. See “Reconciliations of Non-GAAP Financial Measures” for reconciliations of the non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP. Additionally, our Form 10-Q for the three months ended March 31, 2024, provide further information regarding “unusual or nonrecurring items that are not typical of ongoing operations,” a reconciliation item in our Adjusted EBITDA calculation. Such non-GAAP financial measures exclude significant components in understanding and assessing financial performance and should therefore not be considered superior to, as a substitute for or alternative to the GAAP financial measures presented in this press release. The non-GAAP financial measures in the press release may differ from similar measures used by other companies.
The Company is unable to reconcile the guidance for Adjusted EBITDA and Adjusted EPS to their corresponding GAAP measures without unreasonable effort due to the inherent difficulty in predicting, with reasonable certainty, the future impact of items that are outside the control of the Company or otherwise non-indicative of its ongoing operating performance. Accordingly, the Company relies on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K. Such items include, but are not limited to, gains or losses related to hedging instruments; loss on early extinguishment of debt; adjustments to its income tax provision (such as valuation allowance adjustments and settlements of income tax claims); and items related to corporate and facility restructurings. For the same reasons, the Company is unable to address the probable significance of the unavailable information.
Note regarding presentation of same-store comparisons
The Company uses “same-store” comparisons to explain the changes in certain performance metrics and line items within its financial statements. Same-store comparisons are calculated based on home health and hospice locations open throughout both the full current period and the immediately prior period presented. These comparisons include the financial results of market consolidation transactions in existing markets, as it is difficult to determine, with precision, the incremental impact of these transactions on the Company’s results of operations.

Enhabit, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended March 31,
	2024	2023
	($ in millions, except per share data)
Net service revenue	$262.4	$265.1
Cost of service, excluding depreciation and amortization	134.2	132.6
General and administrative expenses	107.5	110.5
Depreciation and amortization	7.8	7.8
Operating income	12.9	14.2
Interest expense and amortization of debt discounts and fees	11.1	9.5
Income before income taxes and noncontrolling interests	1.8	4.7
Income tax expense	0.9	1.5
Net income	0.9	3.2
Less: Net income attributable to noncontrolling interests	0.7	0.5
Net income attributable to Enhabit, Inc.	$0.2	$2.7

Weighted average common shares outstanding:
Basic	50.1	49.8
Diluted	50.4	50.1

Earnings per common share:
Basic earnings per share attributable to Enhabit, Inc. common stockholders	$0.01	$0.05
Diluted earnings per share attributable to Enhabit, Inc. common stockholders	$0.01	$0.05

Enhabit, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	March 31, 2024	December 31, 2023
	($ in millions)
Assets
Current assets:
Cash and cash equivalents	$36.5	$27.4
Restricted cash	2.9	2.4
Accounts receivable, net of allowances	174.3	164.7
Prepaid expenses and other current assets	12.4	15.6
Total current assets	226.1	210.1
Property and equipment, net	20.6	19.0
Operating lease right-of-use assets	57.0	57.5
Goodwill	1,061.7	1,061.7
Intangible assets, net	74.6	80.0
Other long-term assets	5.2	5.3
Total assets	$1,445.2	$1,433.6
Liabilities and stockholders’ equity
Current liabilities:
Current portion of long-term debt	$22.8	$22.5
Current operating lease liabilities	11.2	11.8
Accounts payable	9.0	7.6
Accrued payroll	49.1	38.5
Refunds due patients and other third-party payors	10.5	8.2
Accrued medical insurance	7.4	8.4
Other current liabilities	40.5	40.7
Total current liabilities	150.5	137.7
Long-term debt, net of current portion	526.7	530.1
Long-term operating lease liabilities, net of current portion	45.8	45.7
Deferred income tax liabilities	17.0	17.1
Other long-term liabilities	0.2	1.3
Total liabilities	740.2	731.9
Redeemable noncontrolling interests	5.0	5.0
Stockholders’ equity:
Total Enhabit, Inc. stockholders’ equity	672.3	669.7
Noncontrolling interests	27.7	27.0
Total stockholders’ equity	700.0	696.7
Total liabilities and stockholders’ equity	$1,445.2	$1,433.6

Enhabit, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
	2024	2023
	($ in millions)
Cash flows from operating activities:
Net income	$0.9	$3.2
Adjustments to reconcile net income to net cash provided by operating activities—
Depreciation and amortization	7.8	7.8
Amortization of debt related costs	0.4	0.3
Stock-based compensation	1.8	1.5
Deferred tax (benefit) expense	(0.5)	0.3
Other	(0.3)	—
Changes in assets and liabilities, net of acquisitions—
Accounts receivable, net of allowances	(9.7)	(6.7)
Prepaid expenses and other assets	3.7	18.1
Accounts payable	1.4	2.3
Accrued payroll	10.7	12.2
Other liabilities	1.1	(9.4)
Net cash provided by operating activities	17.3	29.6
Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	—	(2.8)
Purchases of property and equipment, including capitalized software costs	(1.8)	(0.6)
Other	0.7	0.2
Net cash used in investing activities	(1.1)	(3.2)
Cash flows from financing activities:
Principal payments on debt	(5.0)	(5.0)
Payments on revolving credit facility	—	(5.0)
Principal payments under finance lease obligations	(1.0)	(1.0)
Distributions paid to noncontrolling interests of consolidated affiliates	—	(2.5)
Other	(0.6)	(0.5)
Net cash used in financing activities	(6.6)	(14.0)
Increase in cash, cash equivalents, and restricted cash	9.6	12.4
Cash, cash equivalents, and restricted cash at beginning of year	29.8	27.2
Cash, cash equivalents, and restricted cash at end of period	$39.4	$39.6

Enhabit, Inc. and Subsidiaries
Supplemental Information

Reconciliation of Diluted Earnings Per Share to Adjusted Earnings Per Share

	Three Months Ended March 31,
	2024	2023
Diluted earnings per share, as reported	$0.01	$0.05
Adjustments, net of tax:
Unusual or nonrecurring items that are not typical of ongoing operations(1)	0.06	0.03
Income tax adjustments(2)	0.01	0.01
Adjusted earnings per share(3)	$0.07	$0.09
(1)    Unusual or nonrecurring items in Q1 2024 include costs associated with the strategic review process, nonroutine litigation, standalone transition costs and shareholder activism; in Q1 2023, they include nonroutine litigation, shareholder activism and standalone transition costs.
(2)    Income tax adjustments include the effect of permanent book-tax differences attributable to stock-based compensation.
(3)    Adjusted EPS may not sum due to rounding.

Enhabit, Inc. and Subsidiaries
Supplemental Information

Reconciliation of Adjusted EBITDA to Adjusted Earnings Per Share

	Three Months Ended March 31,
	2024
		Adjustments
	As Reported	Unusual or nonrecurring items that are not typical of ongoing operations	Income tax Adjustments(3)	As Adjusted
	($ in millions, except per share data)
Adjusted EBITDA(1)	$25.3	$—	$—	$25.3
Interest expense and amortization of debt discounts and fees	(11.1)	—	—	(11.1)
Depreciation and amortization	(7.8)	—	—	(7.8)
Unusual or nonrecurring items that are not typical of ongoing operations(2)	(3.7)	3.7	—	—
Stock-based compensation	(1.8)	—	—	(1.8)
Gain on disposal or impairment of assets	0.2	—	—	0.2
Income before income taxes	1.1	3.7	—	4.8
Income tax expense	(0.9)	(0.9)	0.6	(1.2)
Net income attributable to Enhabit, Inc.	$0.2	$2.8	$0.6	$3.6
Diluted EPS(4)	$0.01	$0.06	$0.01	$0.07
Diluted shares	50.4			50.4
(1)    Reconciliation to GAAP provided below.
(2)    Unusual or nonrecurring items in Q1 2024 include costs associated with the strategic review process, nonroutine litigation, standalone transition costs and shareholder activism.
(3)    Income tax adjustments include the effect of permanent book-tax differences attributable to stock-based compensation.
(4)    Diluted EPS may not sum due to rounding.

Enhabit, Inc. and Subsidiaries
Supplemental Information

Reconciliation of Adjusted EBITDA to Adjusted Earnings Per Share

	Three Months Ended March 31,
	2023
		Adjustments
	As Reported	Unusual or nonrecurring items that are not typical of ongoing operations	Income Tax Adjustments(3)	As Adjusted
	($ in millions, except per share data)
Adjusted EBITDA(1)	$25.3	$—	$—	$25.3
Depreciation and amortization	(7.8)	—	—	(7.8)
Interest expense and amortization of debt discounts and fees	(9.5)	—	—	(9.5)
Stock-based compensation	(1.5)	—	—	(1.5)
Unusual or nonrecurring items that are not typical of ongoing operations(2)	(2.3)	2.3	—	—
Income before income taxes	4.2	2.3	—	6.5
Income tax expense	(1.5)	(0.6)	0.4	(1.7)
Net income attributable to Enhabit, Inc.	$2.7	$1.7	$0.4	$4.8
Diluted EPS(4)	$0.05	$0.03	$0.01	$0.09
Diluted shares	50.1			50.1
(1)    Reconciliation to GAAP provided below.
(2)    Unusual or nonrecurring items in Q1 2023 include nonroutine litigation, shareholder activism and standalone transition costs.
(3)    Income tax adjustments include the effect of permanent book-tax differences attributable to stock-based compensation.
(4)    Diluted EPS may not sum due to rounding.

Enhabit, Inc. and Subsidiaries
Supplemental Information

Reconciliation of Net Income to Adjusted EBITDA

	Three Months Ended March 31,
	2024	2023
	($ in millions)
Net income	$0.9	$3.2
Income tax expense	0.9	1.5
Interest expense and amortization of debt discounts and fees	11.1	9.5
Depreciation and amortization	7.8	7.8
Gain on disposal or impairment of assets	(0.2)	—
Stock-based compensation	1.8	1.5
Net income attributable to noncontrolling interests	(0.7)	(0.5)
Unusual or nonrecurring items that are not typical of ongoing operations(1)	3.7	2.3
Adjusted EBITDA	$25.3	$25.3
(1)    Unusual or nonrecurring items in Q1 2024 include costs associated with the strategic review process, nonroutine litigation, standalone transition costs and shareholder activism; in Q1 2023, they include nonroutine litigation, shareholder activism and standalone transition costs.

Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended March 31,
	2024	2023
	($ in millions)
Net cash provided by operating activities	$17.3	$29.6
Current portion of income tax expense	1.4	1.2
Interest expense, excluding amortization of debt discounts and fees	10.7	9.5
Change in assets and liabilities, excluding derivative instrument	(7.2)	(16.5)
Net income attributable to noncontrolling interests	(0.7)	(0.5)
Unusual or nonrecurring items that are not typical of ongoing operations(1)	3.7	2.3
Other	0.1	(0.3)
Adjusted EBITDA	$25.3	$25.3
(1)    Unusual or nonrecurring items in Q1 2024 include costs associated with the strategic review process, nonroutine litigation, standalone transition costs and shareholder activism; in Q1 2023, they include nonroutine litigation, shareholder activism and standalone transition costs.

Enhabit, Inc. and Subsidiaries
Supplemental Information

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow

	Three Months Ended March 31,
	2024	2023
	($ in millions)
Net cash provided by operating activities	$17.3	$29.6
Unusual or nonrecurring items that are not typical of ongoing operations(1)	3.7	2.3
Capital expenditures for maintenance	(1.8)	(0.6)
Other working capital adjustments	(0.6)	(0.5)
Distributions paid to noncontrolling interests of consolidated affiliates	—	(2.5)
Adjusted free cash flow	$18.6	$28.3
(1)    Unusual or nonrecurring items in Q1 2024 include costs associated with the strategic review process, nonroutine litigation, standalone transition costs and shareholder activism; in Q1 2023, they include nonroutine litigation, shareholder activism and standalone transition costs.

Reconciliation of Gross Margin to Adjusted EBITDA Margin

	Three Months Ended March 31,
	2024	2023

Gross margin as a percentage of revenue	48.9%	50.0%
General and administrative expenses	(41.0)%	(41.7)%
Unusual or nonrecurring items that are not typical of ongoing operations(1)	1.4%	0.9%
Stock-based compensation	0.7%	0.5%
Noncontrolling interests	(0.3)%	(0.2)%
Gain on disposal or impairment of assets	(0.1)%	—%
Adjusted EBITDA margin	9.6%	9.5%
(1)    Unusual or nonrecurring items in Q1 2024 include costs associated with the strategic review process, nonroutine litigation, standalone transition costs and shareholder activism; in Q1 2023, they include nonroutine litigation, shareholder activism and standalone transition costs.

FORWARD-LOOKING STATEMENTS
Statements contained in this press release which are not historical facts, such as those relating to future events, projections, financial guidance, legislative or regulatory developments, strategy or growth opportunities, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All such estimates, projections and forward-looking information speak only as of the date hereof, and Enhabit undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events or otherwise. Such forward-looking statements are necessarily estimates based upon current information and involve a number of risks and uncertainties, many of which are beyond our control. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events or results to differ materially from those estimated by Enhabit include, but are not limited to, our ability to execute on our strategic plans; regulatory and other developments impacting the markets for our services; changes in reimbursement rates; general economic conditions; changes in the episodic versus non-episodic mix of our payors, the case mix of our patients, and payment methodologies; our ability to attract and retain key management personnel and health care professionals; potential disruptions or breaches of our or our vendors’, payors’, and other contract counterparties’ information systems; the outcome of litigation; our ability to successfully complete and integrate de novo locations, acquisitions, investments, and joint ventures; our ability to successfully integrate technology in our operations; our ability to control costs, particularly labor and employee benefit costs; and impacts resulting from the announcement of the conclusion of the strategic review process. Additional information regarding risks and factors that could cause actual results to differ materially from those expressed or implied by any forward-looking statement in this press release are described in reports filed with the SEC, including our annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, copies of which are available on the Company’s website at http://investors.ehab.com.

Investor relations contact
Crissy Carlisle
investorrelations@ehab.com
469-860-6061
Media contact
Erin Volbeda
media@ehab.com
972-338-5141